EXHIBIT 5.1

609 Main Street Houston, TX 77002 United States
+1 713 836 3600 www.kirkland.com	Facsimile: +1 713 836 3601

February 21, 2019
Board of Directors
Extraction Oil & Gas, Inc.
370 17th Street, Suite 5300
Denver, Colorado 80202

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel to Extraction Oil & Gas, Inc., a Delaware corporation (the “Company”) in connection with Post-Effective Amendment No. 2 to the Registration Statement on Form S-3, File No. 333-228202 (the “Registration Statement”), to be filed on or about the date of this opinion letter with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of certain of the Company’s (a) shares of common stock, par value $0.01 per share (the “Common Stock”), (b) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), (c) depositary shares representing fractional interests in shares of Preferred Stock evidenced by depositary receipts (the “Depositary Shares”) and (d) warrants to purchase Common Stock or Preferred Stock (the “Warrants” and collectively with the Common Stock, Preferred Stock and Depositary Shares, the “Securities”). The Securities may be issued by the Company either together or separately in connection with an offering or offerings from time to time pursuant to the Registration Statement and will be offered on terms set forth in the Registration Statement and the prospectus contained in the Registration Statement (the “Prospectus”) and in amounts, at prices and on other terms to be determined by the Company at the time of offering and to be set forth in an amendment or amendments to the Registration Statement and the Prospectus and in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

The Depositary Shares will be issued under deposit agreements (the “Deposit Agreements”), to be entered into between the Company and a bank or trust company (the “Depositary”).

The Warrants will be issued under one or more warrant agreements (the “Warrant Agreements”), to be entered into between the Company and a bank or trust company as warrant agent (the “Warrant Agent”).

The Registration Statement provides that the Company may sell the Securities registered thereby (i) through agents, (ii) through underwriters or dealers, (iii) directly to one or more other

Extraction Oil & Gas, Inc.
February 21, 2019

purchasers, including existing stockholders in a rights offering or (iv) any combination of the foregoing methods. The applicable Prospectus Supplement with respect to the Securities offered will set forth the terms of the offering of such Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents and any delayed delivery requirements. We have for purposes of this letter assumed that the terms of any such Underwriting Agreement will fall within the scope of the authorization adopted by the Company’s Board of Directors and will receive the approvals required by that Board authorization. The term “Underwriting Agreement” is used in this letter to mean an underwriting agreement in the form in which it will be actually executed by the Company and the underwriters with respect to a particular underwritten offering of Securities registered by the Registration Statement. We have also assumed for purposes of this letter that the terms of any other agreement providing for the sale of Securities registered by the Registration Statement (other than by means of an underwritten offering), including a distribution agreement to be filed prior to a particular offering of Securities registered by the Registration Statement in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company, to be executed by the Company and an appropriate party or parties that will be identified in the applicable Prospectus Supplement, will fall within the scope of the authorization adopted by the Company’s Board of Directors and will receive the approvals required by that Board authorization. The term “Other Agreement” is used in this letter to mean an agreement providing for the sale of Securities registered by the Registration Statement (other than by means of an underwritten offering) in the form in which it will be actually executed by the Company and the appropriate party or parties with respect to a particular offering or offerings of Securities registered by the Registration Statement. The term “Agreement” is used in this letter to mean either an Underwriting Agreement or Other Agreement.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the enforceability of the Warrants and the validity of the Common Stock, Preferred Stock and Depositary Shares.

For purposes of this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Securities and (iii) the Registration Statement and the exhibits thereto.

Extraction Oil & Gas, Inc.
February 21, 2019

For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Subject to the assumptions, qualifications and limitations identified in this letter, we advise you that in our opinion:
1.The Common Stock will be validly issued, fully paid and nonassessable when, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Act, (ii) appropriate corporate action shall have been taken to authorize the issuance and sale of such Common Stock, (iii) a Prospectus Supplement or Prospectus Supplements with respect to the shares of Common Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and any exhibits necessary under the rules and regulations of the Commission shall have been filed with the Commission in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company filed with the Commission, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained and (v) if applicable, appropriate certificates representing the shares of Common Stock are duly executed, countersigned by the Company’s transfer agent/registrar, registered and delivered against payment of the agreed consideration therefor in accordance with the applicable Agreement.

2.The Preferred Stock will be validly issued, fully paid and nonassessable when, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Act, (ii) appropriate corporate action shall have been taken to authorize the issuance and sale of such Preferred Stock, (iii) a Prospectus Supplement or Prospectus Supplements with respect to the shares of Preferred Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and any exhibits necessary under the rules and regulations of the Commission shall have been filed with the Commission in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company filed with the Commission, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained and (v) if applicable, appropriate certificates representing the shares of

Extraction Oil & Gas, Inc.
February 21, 2019

Preferred Stock are duly executed, countersigned by the Company’s transfer agent/registrar, registered and delivered against payment of the agreed consideration therefor in accordance with the applicable Agreement.

3.The Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Agreement when, as and if (a) any Preferred Stock in the form of Depositary Shares has been duly authorized and duly established in accordance with the applicable Deposit Agreements and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Depositary Shares (and any required amendment or supplement to the applicable Deposit Agreement), (c) the Preferred Stock represented by the Depositary Shares has been duly delivered to the Depositary under the applicable Deposit Agreement, and (d) the depositary receipts evidencing the Depositary Shares have been duly executed, attested, issued and delivered by duly authorized officers.

4.The Warrants (including any Warrants duly executed and delivered upon the exchange or conversion of Warrants that are exchangeable or convertible into another series of Warrants) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms when, as and if (a) any particular series of Warrants has been duly authorized and duly established in accordance with the applicable Warrant Agreements and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Warrants (and any required amendment or supplement to the applicable Warrant Agreement), and (c) the Warrants have been duly executed, attested, issued and delivered by duly authorized officers against payment therefor in accordance with such authorization, the applicable Warrant Agreement, the applicable Purchase Agreement and applicable law and authenticated by the Warrant Agent.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of New York and the General Corporation Law of the State of Delaware (under which the Company is incorporated).

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than

Extraction Oil & Gas, Inc.
February 21, 2019

U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

For purposes of rendering our opinions expressed above, we have assumed that (i) the Registration Statement remains effective during the offer and sale of the particular Securities and (ii) at the time of the issuance, sale and delivery of each such Security (a) the authorization of such Security by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and (b) the issuance, sale and delivery of such Security, the terms of such Security and compliance by the Company with the terms of such Security will not violate any applicable law, any agreement or instrument then binding upon the Company (including, but not limited to, any Agreement) or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Opinion” in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Commission.
[Signature page follows]

Extraction Oil & Gas, Inc.
February 21, 2019

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP